SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  ------------


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 23, 2007

                                Youbet.com, Inc.

                 ----------------------------------------------

             (Exact name of registrant as specified in its charter)


    Delaware                        0-26015                      95-4627253
-----------------               ---------------             ------------------
(State or other                 (Commission File            (I.R.S. Employer
 jurisdiction of                 Number)                     Identification No.)
 incorporation)


                 5901 De Soto Avenue,
              Woodland Hills, California                            91367
           --------------------------------                      ------------
        (Address of principal executive offices)                  (Zip Code)


                                 (818) 668-2100
                             -----------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events.

     As previously disclosed, under the stockholder rights agreement between Youbet and UT Group, LLC entered into in connection with Youbet's acquisition of United Tote Company, the shares of Youbet common stock issued to UT Group are subject to a make-whole provision pursuant to which Youbet must pay UT Group, on or about February 19, 2007, a one time cash payment equal to the amount by which $5.50 exceeds the weighted-average trading price of Youbet's common stock for the five trading-day period ending on February 9, 2007, multiplied by the number of shares delivered by Youbet and then held by UT Group on February 9, 2007. The stockholder rights agreement also allows Youbet to cause UT Group to use its best efforts to sell some or all of its Youbet shares on or prior to February 9, 2007 at prices below $5.50 per share, provided that Youbet pays UT Group a make-whole payment equal to the difference between $5.50 per share and the price per share at which UT Group was forced to sell its shares, multiplied by the number of shares sold at Youbet's request.

     On January 23, 2007, Youbet delivered notice exercising its right to force the sale of UT Group's 2,181,818 shares of Youbet common stock (the "Forced Sale Notice"). A copy of the Forced Sale Notice is being filed with this report and is incorporated herein by this reference.

     On January 24, 2007, Craig-Hallum Capital Group, LLC, as broker for
UT Group, consummated the sale of all 2,181,818 shares for $3.45 per share, and that sale is expected to settle on January 29, 2007 in accordance with the normal T+3 settlement cycle. All of these shares were registered for resale on a registration statement on Form S-3 previously filed by Youbet.

UT Group has agreed to pay Craig-Hallum customary fees for its services. In the Forced Sale Notice, Youbet agreed to pay UT Group the aggregate make-whole payment of $4,472,726.90 no later than January 30, 2007.

Item 9.01.        Financial Statements and Exhibits.

                  (a)      Not Applicable.

                  (b)      Not Applicable.

                  (c)      Not Applicable.

                  (d)      Exhibit:

                           99.1     Forced Sale Notice dated January 23, 2007

                                    SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    YOUBET.COM, INC.



Date: January 25, 2007              By: /s/ Charles F. Champion
                                        --------------------------------------
                                        Charles F. Champion
                                        Chief Executive Officer

                                                                  Exhibit 10.1



                          [Youbet.com, Inc. Letterhead]


January 23, 2007

UT Group, LLC
c/o Kinderhook Industries, LLC
888 Seventh Avenue
16th Floor
New York, NY  10106
Attention: Robert E. Michalik
Facsimile: (212) 201-6790

Kirkland & Ellis LLP
153 East 53rd Street
New York, NY  10022
Attention: W. Brian Raftery
Facsimile: (212) 446-6460

Re:  Sale of Stock

Gentlemen:

Reference is hereby made to that certain Stockholder Rights Agreement, dated as of February 10, 2006 (the "Agreement"), by and among Youbet.com, Inc. (the "Corporation") and UT Group, LLC (the "Holder"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

The Corporation hereby gives a "Forced Sale Notice" pursuant to Section
4(c) of the Agreement for 2,181,818 Shares (the "Forced Sale Shares"); provided, however, that this Forced Sale Notice shall be null and void and of no further force or effect, and the Holder shall have no obligation to sell the Forced Sale Shares, in the event that (i) the Forced Sale Shares are sold in a transaction in which a Person other than Craig-Hallum Capital Group LLC or its affiliate serves as broker ("Craig-Hallum"), (ii) Craig-Hallum charges fees to the Holder for the sale of the Forced Sale Shares in excess of $0.03 per Forced Sale Share,
(iii) the sale of the Forced Sale Shares pursuant hereto is not consummated prior to 11:59 p.m. Eastern Standard Time on January 26, 2007 or (iv) the Corporation delivers notice to the Holder of the Corporation's intent to rescind this Forced Sale Notice prior to 11:59 p.m. Eastern Standard Time on January 25, 2007. The payments owing by the Corporation pursuant to Section 5(b) of the Agreement in connection with a sale of the Forced Sale Shares in accordance herewith shall be made no later than January 30, 2007.

Except as expressly stated herein, the Agreement, as modified by this letter agreement, shall remain in full force and effect and unchanged.


                                           Very truly yours,



                                           YOUBET.COM, INC.

                                           By: /s/ Gary W. Sproule
                                               -------------------------------
                                               Gary W. Sproule
                                               Chief Financial Officer



Acknowledged and agreed:

UT GROUP, LLC

By: /s/Robert E. Michalik
    --------------------------------------
    Name:  Robert E. Michalik
    Its:   Vice President & Asst Secretary


Date:  1//23/07
       -----------------------------------


cc:   Kenneth W. Miller, Esq.